                                                                   Exhibit 10.86


*Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

                           COMMERCIALIZATION AGREEMENT

      This is an Agreement, effective as of the 1st day of November, 1994 (the EFFECTIVE DATE), between Coulter Corporation, a corporation incorporated in the State of Delaware, with offices located at 11800 S.W. 147 Avenue, Miami, Florida 33196 ("COULTER"), and the Regents of the University of Michigan, a constitutional corporation of the State of Michigan, with offices located at 3003 South State, Room 2071, Ann Arbor 48109-1280 ("MICHIGAN"). COULTER and MICHIGAN agree as follows:

1.    BACKGROUND.

      1.1 MICHIGAN undertakes biological research in order to understand and develop strategies to address the pathogenesis of cancer and other human disease. COULTER utilizes new scientific discoveries to serve humanity by developing commercial products for use by research scientists and for the diagnosis and treatment of diseases.

      1.2 Researchers employed by COULTER and those employed by MICHIGAN have jointly invented LICENSED PATENTS that are identified and defined below. COULTER desires to commercialize LICENSED PRODUCTS that are identified and defined below. Both COULTER and MICHIGAN desire to make the benefits of the LICENSED PRODUCTS available to the public.

      1.3 MICHIGAN and COULTER believe that exclusive rights are an important factor with regard to the ability to market the LICENSED PRODUCTS, and both Parties have determined that in order to best effectuate the commercialization of the LICENSED PRODUCTS, the exclusive right to the LICENSED PATENTS needs to be held and promoted by COULTER. To this end and for the benefit of both MICHIGAN and COULTER, MICHIGAN, in accordance with the terms and conditions of this Agreement and consistent with its mission of education and research, is agreeing to refrain from exercising its rights to license the LICENSED PRODUCTS to third parties; and COULTER, in consideration for the benefits thereby gained, is agreeing to share the benefits and revenues resulting from commercialization of the LICENSED PRODUCTS.

2.    DEFINITIONS.

      2.1 "TECHNOLOGY," as used in this Agreement, shall mean

            A. All information (including by way of example and not limitation, any manufacturing techniques, data, designs, or methods; and also including know-how and other information, whether or not protected by patents relating to manufacture, use and marketing), covering the method of radioimmunotherapy of lymphoma developed by MICHIGAN's employees Mark Kaminski and Richard Wahl as described in MICHIGAN'S Technology Management Office File #1009, a copy of which is attached hereto as Exhibit A; and which encompasses:

            B. All information encompassed in U.S. Patent Application No. 08/121,582, filed September 15, 1993 entitled "Radioimmunotherapy of Lymphoma Using the Anti-CD20 Antibodies," invented by MICHIGAN's employees Mark Kaminski and Richard Wahl and by COULTER's employees Gregory Butchko and Stephan Glenn.

      2.2 "LICENSED PATENT(S)" shall mean:

            A. All patents and patent applications encompassing U.S. Patent Application No. 08/121,582, filed September 16, 1993 entitled
"Radioimmunotherapy of Lymphoma Using Anti-CD20 Antibodies," invented by MICHIGAN's employees Mark Kaminski and Richard Wahl and by COULTER's employees Gregory Butchko and Stephan Glenn, and

            B. All future patents and patent applications which cover an invention included in the TECHNOLOGY,

            C. All foreign equivalent patent applications and Patent Cooperation Treaty filings, and all patents issuing therefrom, which cover an invention included in the TECHNOLOGY, and

            D. All divisionals, continuations-in-part, continuations, reissues, renewals, extensions or additions to any such patents.

      2.3 "VALID CLAIM(S)" means:

            A. Any claim(s) in an unexpired patent or pending in a patent application included within the LICENSED PATENTS which has not been held unenforceable, unpatentable, or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or, unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer.

            B. In any patent application which includes claims that encompass the invention described by U.S. Patent Application No. 08/121,582, filed September 15, 1993 entitled "Radioimmunotherapy of Lymphoma Using the Anti-CD20 Antibodies," [*].

      2.4 "LICENSED PRODUCT(S)" shall mean:

            A. Any product(s) whose manufacture, use or sale in any country would, but for the ownership of or a license under LICENSED PATENTS, comprise an infringement, including contributory infringement, of one or more VALID CLAIMS, and

            B. Any product which incorporates, is produced by or utilizes the TECHNOLOGY.

      2.5 "FIELD OF USE" shall refer to any field of use for which the LICENSED PRODUCTS may be designed, manufactured, used and/or marketed under this Agreement.


----------------------------
* Confidential treatment requested

      2.6 "TERRITORY" shall mean all countries of the world.

      2.7 "NET SALES" shall mean the revenue derived by [*]:

          A.    [*];

          B.    [*];

          C.    [*];

          D.    [*].

      [*]

      2.8 "ROYALTY QUARTER(S)" shall mean the three-month periods ending on the last day of MARCH, JUNE, SEPTEMBER and DECEMBER each year.

      2.9 "PARTIES" in singular or plural usage, as required by the context shall mean COULTER and/or MICHIGAN.

      2.10 "AFFILIATE(S)" shall mean any corporation or other business entity controlled by, controlling, or under common control with COULTER. For this purpose, "control" means direct or indirect beneficial ownership of greater than fifty percent (50%) interest in the income or stock of such corporation or other business.

      2.11 "SUBLICENSEE(S)" shall mean any person or entity, except an AFFILIATE, sublicensed by COULTER under this Agreement to make, have made, use, market or sell LICENSED PRODUCTS.

3.    GRANT OF EXCLUSIVITY.

      3.1 MICHIGAN agrees not to license any rights under the TECHNOLOGY to any third party.

      3.2 MICHIGAN grants to COULTER the exclusive right and license to make, have made, use, lease and sell the LICENSED PRODUCTS in the TERRITORY for the FIELD OF USE for the term of this Agreement with the right to grant sublicenses (as used herein, referring both to the sublicense of MICHIGAN's rights granted to COULTER, and to the license of COULTER's rights) to AFFILIATES and SUBLICENSEES. COULTER agrees to grant such sublicenses in accordance with the terms of Article 8 below.

4.    CONSIDERATION.

      4.1 COULTER shall pay to MICHIGAN a one time license issue fee [*]. The license issue fee shall be credited against royalties due MICHIGAN provided in this ARTICLE 4. The license issue fee shall be nonrefundable.


----------------------------
* Confidential treatment requested

      4.2 COULTER shall pay to MICHIGAN a royalty equal to [*] of NET SALES of LICENSED PRODUCTS which are covered by one or more VALID CLAIM(S) (that is, for LICENSED PRODUCTS which are described by Paragraph 2.4A).

      4.3 If the LICENSED PRODUCTS are not covered by one or more VALID CLAIM(S), but only incorporates non-patented TECHNOLOGY (that is, for LICENSED PRODUCTS which are not described by Paragraph 2.4A), COULTER shall pay to MICHIGAN a royalty equal to [*] of NET SALES of LICENSED PRODUCTS for a period of [*] from the date of commercialization of LICENSED PRODUCTS.

      4.4 Only a single royalty shall be paid with respect to any LICENSED PRODUCT, irrespective of the number of VALID CLAIMS, LICENSED PATENTS or TECHNOLOGY utilized.

      4.5 COULTER shall pay to MICHIGAN an annual Agreement maintenance fee. This annual fee shall accrue in the ROYALTY QUARTER ending June 30th of the years specified below, and shall be due and payable and included with the report for that quarter. Each annual fee can be credited by COULTER in full against all royalties to be paid to MICHIGAN.

      The annual maintenance fees shall be as follows:

            A. In full calendar years [*] this Agreement, the annual maintenance fee shall be [*] per year.

            B. By the maintenance fee due date of the [*] of this Agreement [*], COULTER must have [*].

                  (1) If Coulter has not [*], then the maintenance fee will be [*] per year until [*].

                  (2) The PARTIES will renegotiate in good faith [*].

            C. After the [*], the maintenance fee will revert to [*] for the time remaining to the end of [*].

      4.6 COULTER shall pay to MICHIGAN annual minimum royalty fees. This annual fee shall accrue in the ROYALTY QUARTER ending March 31st of the calendar years of this Agreement specified below, and shall be due and payable and included with the report for that quarter. Each annual fee can be credited by COULTER in full against all royalties otherwise to be paid to MICHIGAN in the future.

      Minimum royalties fees will be due MICHIGAN as follows:

            A.  [*]

                [*]


----------------------------
* Confidential treatment requested

                [*]

                [*]

                [*]

            B. In a year that [*], the parties will renegotiate in good faith the requirement of minimum royalties due MICHIGAN [*].

      4.7 Where COULTER must obtain a license from a third party in order to practice the subject TECHNOLOGY, either because the commercial utility of such TECHNOLOGY is dependent upon third party intellectual property or because there is a good faith determination by COULTER that practice of the TECHNOLOGY can subject COULTER to an infringement action, then the royalty rate provided in Sections 4.2 and 4.3 shall be reduced by [*], but only with respect to royalties due upon LICENSED PRODUCTS covered by such third party licenses.

5.    REPORTS.

      5.1 COULTER shall keep and require AFFILIATES and SUBLICENSEES to keep true and accurate records and books of account containing data reasonably required for the computation and verification of, payments to be made as provided by this Agreement, which records and books shall be open for inspection upon reasonable notice during business hours by an independent certified accountant selected by MICHIGAN, for the purpose of verifying the amount of payments due and payable. Said right of inspection will exist for three (3) years from the date of origination of any such record, and this requirement and right of inspection shall survive any termination of this Agreement (this right shall not be deemed to foreshorten any statute of limitations applicable to any claim). MICHIGAN shall be responsible for all expenses of such inspection, except that if such inspection [*], then said inspection shall be at COULTER's expense and [*] shall become due and payable to MICHIGAN.

      5.2 Within [*] after March 31, June 30, September 30 and December 31, during the term of this agreement (including the close of any ROYALTY QUARTER immediately following any termination of this Agreement), COULTER shall report to MICHIGAN true and accurate reports of its and its AFFILIATES' and SUBLICENSEES' activities relating to this AGREEMENT during the ROYALTY QUARTER period. If no royalties are due, COULTER shall so report. These reports shall include at least the following:

            A. Number of LICENSED PRODUCTS sold or otherwise generating NET SALES (to be reasonably identified and segregated by type, in reports and in internal records above), and country of sale of LICENSED PRODUCTS;

            B. Total billings for LICENSED PRODUCTS, and any other revenues included in NET SALES;

            C. Deductions applicable to a determination of NET SALES;

----------------------------
* Confidential treatment requested

            D. Any data, amounts and calculations used in the special calculations of NET SALES for certain AFFILIATES as provided in the Note under Paragraph 2.7 (with, for reference, the transfer sales amounts received by COULTER from the AFFILIATE): and

            E. Total royalties due.

6.    PAYMENTS.

      6.1 COULTER shall pay to MICHIGAN the royalties due and payable (those royalties accrued during each ROYALTY QUARTER) in United States Dollars in Ann Arbor, Michigan and such payment shall be included with each quarterly report. COULTER agrees to make all payment due hereunder to MICHIGAN by check made payable to "The Regents of the University of Michigan," and sent to the address for notices set forth in ARTICLE 19 herein.

      6.2 On all amounts outstanding and payable to MICHIGAN, interest shall accrue from the date such amounts are due and payable [*] at such lower rate as may be required by law.

      6.3 Where NET SALES are received in foreign currency, the foreign currency shall be converted into its equivalent in United States dollars at the exchange rate of such currency as reported (or if erroneously reported, as subsequently corrected) in the Wall Street Journal on the last business day of the ROYALTY QUARTER during which such payments are received by COULTER or AFFILIATES (or if not reported on that date, as quoted by the Chase Manhattan Bank, N.A., in New York City, New York).

7.    COMMERCIALIZATION.

      7.1 It is understood that COULTER has the responsibility to [*]. COULTER agrees to [*].

      7.2 It is further understood that MICHIGAN [*].

      7.3 To the extent that such obligation must be required of COULTER by MICHIGAN pursuant to 37 CFR 401.14 and other law relating to the licensing of results of federally sponsored research, the following obligation applies:
COULTER agrees to substantially manufacture or have manufactured all LICENSED PRODUCTS in the United States. If United States manufacture of any LICENSED PRODUCT is not commercially feasible, then MICHIGAN will cooperate with COULTER in obtaining waivers of this requirement from the United States Government.

8.    SUBLICENSING BY COULTER.

      8.1 COULTER shall have the exclusive right to grant sublicenses to its ownership rights and privileges under the LICENSED PATENTS and TECHNOLOGY to its AFFILIATES and SUBLICENSEES, to make, have made, use, market and sell, in the TERRITORY, LICENSED PRODUCTS designed and marketed solely for use in the FIELD OF USE.

----------------------------
* Confidential treatment requested

      8.2 MICHIGAN shall be informed by written notice of the identity of each SUBLICENSEE and AFFILIATE.

      8.3 COULTER agrees that any sublicenses granted by it shall be consistent with the terms of this Agreement, and shall contain acknowledgements by the SUBLICENSEE or sublicensed AFFILIATE of MICHIGAN's rights in the TECHNOLOGY and LICENSED PATENTS, and the disclaimer of warranty and limitation on MICHIGAN's liability, as provided by Article 11 below. All sublicenses shall also contain provisions under which the SUBLICENSEE or sublicensed AFFILIATE accepts duties to keep records; to avoid improper representations or responsibilities; to defend, hold harmless, and indemnify MICHIGAN; to comply with laws; and to restrict the use of MICHIGAN's name; which duties shall be at least equivalent to those accepted by COULTER in Paragraphs 5.1, 11.4 and 12.1, and articles 16, and 17, respectively, herein.

      8.4 Reporting and payment of such royalties shall be made by COULTER in accordance with the provisions of ARTICLE 5 REPORTS and ARTICLE 5 PAYMENTS.

      8.5 COULTER agrees to forward to MICHIGAN copies of such reports as received by COULTER from its AFFILIATES and SUBLICENSEES as shall be pertinent to a royalty accounting, with COULTER's reports for the relevant ROYALTY QUARTER to which such reports relate.

9.    PATENT APPLICATIONS AND MAINTENANCE.

      9.1 MICHIGAN recognizes that COULTER has filed a patent application on MICHIGAN and COULTER's behalf, which is LICENSED PATENTS U.S. Patent Application No. 08/121,582, filed September 16, 1993 entitled Radioimmunotherapy of Lymphoma Using Anti-CD20 Antibodies invented by MICHIGAN's employees Mark Kaminski and Richard Wahl and by COULTER's employees Gregory Butchko and Stephan Glenn. COULTER [*] of said patent application and any resulting patent, as well as all other LICENSED PATENTS as may be applied for (though this is not in itself intended as an obligation for COULTER to file new patent applications), provided that:

            A. [*];

            B. [*];

            C. [*]; and

            D. [*].

      9.2 COULTER agrees to reasonably file, prosecute and maintain such patent applications and patents as will, in its reasonable opinion, contain legally viable VALID CLAIMS covering any commercially valuable TECHNOLOGY.


----------------------------
* Confidential treatment requested

      9.3 The PARTIES acknowledge that because [*] is [*] to COULTER, COULTER may not desire to [*], and may choose to [*] in a manner which will require [*].

      9.4 The PARTIES acknowledge a good faith duty to cooperate in the prosecution of Licensed Patents with a common goal of seeking broad, commercially useful patent protection.

10.   INFRINGEMENT.

      10.1 Should either PARTY desire to enforce the LICENSED PATENTS against infringement by third parties, including defending any action for declaratory judgment of noninfringement or invalidity, and filing, prosecuting, defending and settling infringement and declaratory judgment actions, then that PARTY shall notify the other, [*].

      10.2 [*].

11.   NO Warranties; LIMITATION ON MICHIGAN'S LIABILITY.

      11.1 MICHIGAN, including its fellows, officers, employees and agents, makes no representations or warranties that any LICENSED PATENT is or will be held valid, or that the manufacture, use, sale or other distribution of any LICENSED PRODUCT will be held valid, or that the manufacture, use, or sale or other distribution of any LICENSED PRODUCT will not infringe upon any patent or other rights not vested in MICHIGAN or COULTER. MICHIGAN represents that it has no knowledge of any third party rights in TECHNOLOGY.

      11.2 MICHIGAN, INCLUDING ITS FELLOWS, OFFICERS, EMPLOYEES AND AGENTS, MAKES NO REPRESENTATIONS, EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BOTH NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ASSUMES NO RESPONSIBILITIES WHATEVER WITH RESPECT TO DESIGN, DEVELOPMENT, MANUFACTURE, USE, SALE OR OTHER DISPOSITION BY COULTER, AFFILIATES OR SUBLICENSEES OF LICENSED PRODUCTS.

      11.3 The entire risk as to performance of the LICENSED PRODUCT is assumed by COULTER, AFFILIATES AND SUBLICENSEES. In no event shall MICHIGAN, including . its fellows, officers, employees and agents, be responsible or liable for any direct, indirect, special, incidental, or consequential damages or lost profits to COULTER, AFFILIATES, SUBLICENSEES, or any other individual or entity regardless of legal theory. The above limitations on liability apply even though MICHIGAN, its fellows, officers, employees or agents may have been advised of the possibility of such damage.

      11.4 COULTER will not make any statements, representations or warranties or accept any liabilities whatsoever to or with regard to any person or entity which are inconsistent with any disclaimer or limitation included in this
Article 11. COULTER will require written agreement with its sublicensed AFFILIATES and SUBLICENSEES that they will not make any statements, representations or warranties or accept any liabilities whatsoever to or with regard to any person or entity which are inconsistent with any disclaimer or limitation included in this Article 11.

----------------------------
* Confidential treatment requested

12.   INDEMNITY; INSURANCE.

      12.1 COULTER shall defend, indemnify and hold harmless and shall require its AFFILIATES and SUBLICENSEES to defend, indemnify and hold harmless MICHIGAN, its fellows, officers, employees and agents, for and against any and all claims, demands, damages, losses, and expenses of any nature (including attorneys' fees and other litigation expenses), resulting from, but not limited to, death personal injury, illness, property damage, economic loss or products liability arising from or in connection with, (i) manufacture, use, sale or other disposition by COULTER, AFFILIATES of SUBLICENSEE of LICENSED PRODUCTS; (ii) the direct or indirect use by any person of LICENSEES; (iii) the use by COULTER, AFFILIATES or SUBLICENSEES of any invention related to the TECHNOLOGY.

      12.2 MICHIGAN shall be entitled to participate at its option and expense through counsel of its own selection, and can join in any legal actions related to any such claims, demands, damages, losses and expenses under Paragraph 12.1 above.

      12.3 Prior to any distribution (including any distribution for clinical trials) of any LICENSED PRODUCT by COULTER, AFFILIATES or SUBLICENSEES, COULTER shall purchase and maintain in effect a policy of product liability insurance. Such insurance policy shall provide for reasonable coverage for all claims with respect to any LICENSED PRODUCTS manufactured, sold, sublicensed or distributed and shall specify MICHIGAN, including its fellows, officers and employees, as an additional insured. COULTER shall furnish certificate(s) of such insurance to MICHIGAN, upon request.

      12.4 The requirements of defense and indemnity for events under Paragraph 12.1(ii) are not intended to apply to situations in which MICHIGAN might use LICENSED PRODUCTS received from COULTER (or its AFFILIATES or SUBLICENSEES) and, because of the manner of MICHIGAN's use (i.e., negligent or otherwise actionable use), thereby cause damage to third parties.

13.   TERM AND TERMINATION.

      13.1 This Agreement will become effective on its EFFECTIVE DATE and will remain in effect until and terminate upon the last to expire of LICENSED PATENTS, unless terminated under another specific provision of this Agreement.

      13.2 Upon termination of this Agreement, all rights and obligations of the PARTIES hereunder shall cease, except those terms, provisions, representations, rights and obligations contained in this Agreement that by their sense and context are intended to survive until performance, including:

            A. Obligations to pay royalties and other sums accruing to the day of such termination;

            B. MICHIGAN's rights to inspect books and records as described in
ARTICLE 5, and COULTER's obligations to keep such records for the required time;

            C. Obligations of defense and indemnity in ARTICLE 12; and

            D. The general rights, understandings and obligations of Articles 11, 26 and 27.

      13.3 In the event that either PARTY shall default in the performance of its obligation under this Agreement and shall fail to remedy such default within [*] for breaches of financial obligations and [*] for breaches of non-financial obligations after written notice from the other PARTY, the non defaulting PARTY shall be entitled upon giving written notice to immediately terminate this Agreement; provided however, that if the defaulting PARTY has undertaken and continues to undertake, good faith efforts to cure, the defaulting PARTY shall be granted another [*] to cure.

      13.4 COULTER can terminate this Agreement by giving MICHIGAN at least
[*] advance notice of termination. The notice shall be deemed by the PARTIES to be final and upon receipt of the notice of termination, MICHIGAN shall have the immediate right to enter into commercial agreements with others for the manufacture sale, and/or use of LICENSED PRODUCTS, except that COULTER does not guarantee or warrant that COULTER, or any other entity, will supply any third party with [*]. Should COULTER choose to terminate this Agreement under this Paragraph 13.4, it agrees [*].

14.   ASSIGNMENT.

      Due to the unique relationship between the PARTIES, this Agreement shall not be assignable by either PARTY without the prior written consent of the other PARTY. Any attempt to assign this Agreement without such consent shall be void from the beginning. MICHIGAN shall not unreasonably withhold consent for COULTER to assign this Agreement. No assignment shall be effective unless and until the intended assignee agrees in writing to accept all of the terms and conditions of this Agreement. [*].

15.   REGISTRATION AND RECORDATION.

      15.1 If this Agreement, any assignment or sublicense of this Agreement are required to be registered or reported to a national or supranational agency in an area in which COULTER, AFFILIATES or SUBLICENSEES would do business, COULTER will undertake such registration or report at its own expense. Prompt notice and appropriate verification of the act of registration or report or any agency ruling resulting from it will be supplied by COULTER to MICHIGAN.

      15.2 Any formal recordation of this Agreement or any license or right herein granted which is required by the law of any country, as a prerequisite to enforceability of the Agreement or license or right in the courts of any such country or for other reasons, shall also be carried out by COULTER at its expense. Appropriately verified proof of recordation shall be promptly furnished to MICHIGAN.

16.   CONFORMITY WITH LAW.

----------------------------
* Confidential treatment requested

      16.1 This Agreement, and COULTER's and its AFFILIATES' and SUBLICENSEES' activities hereunder, shall to the best of COULTER's knowledge, be carried out in strict compliance with all applicable federal, state and local laws and regulation, including without limitation, laws and regulations related to equal opportunity, animal welfare and immigration compliance, and related to the export, testing, production, transportation, packaging, labeling, sale or use of LICENSED PRODUCTS.

      16.2 COULTER shall obtain written assurances regarding export and re-export of TECHNOLOGY and LICENSED PRODUCTS that is required by the Office of Export Administration Regulations. COULTER will give the required written assurances to MICHIGAN.

17.   RESTRICTION ON USE OF NAMES.

      Neither PARTY shall use the names of the other, its related entities, and its employees or any adaptations thereof, in any advertising, promotional or sales literature, without the prior written consent of the PARTY whose name is being used in each case; provided however, a PARTY can:

            A. Refer to publications by employees of the other PARTY in the scientific literature or reports in scientific literature and presentations of joint research and development work, and

            B. State that a license has been granted as herein provided, as required in financial reports and other non-commercial documents.

18.   PRODUCT MARKING.

      COULTER agrees to mark, and to require AFFILIATES and SUBLICENSEES to mark, LICENSED PRODUCTS with an appropriate patent notice [*].

19.   NOTICES.

      19.1 Any notice, request, report or payment required or permitted to be given or made under this agreement by either PARTY can be given by sending such notice by certified or registered mail, return receipt requested, to the address set forth below or such other address as such PARTY shall have specified by written notice given in conformity herewith.

      19.2 Any notice given in accordance with the above provisions shall be effective when mailed.

      19.3 Alternatively, notices may be sent by U.S. first class mail or by courier, postage prepaid (where applicable), or by facsimile where promptly confirmed by personal delivery via U.S. first class mail or courier, postage prepaid, to the address set forth below or such other address as such PARTY shall have specified by written notice given in conformity herewith; such notices shall be effective only upon actual receipt by the addressee.


----------------------------
* Confidential treatment requested

      To MICHIGAN:            The University of Michigan
                              Technology Management Office
                              Wolverine Tower, Room 2071
                              3003 South State Street
                              Ann Arbor, MI  48109-1280
                               Attn: File No. 1009

      To COULTER:             Coulter Corporation
                              11800 S.W. 147 Avenue
                              Miami, Florida 33196
                              Attention: Ms. Bobbie Wallace

      With copy to:           Coulter Corporation
                              1800 S.W. 147 Avenue
                              Miami, Florida 33196
                              Attention: Corporate Counsel

20.   SEVERABILITY AND CONSTRUCTION.

      20.1 If any one or more of the provisions of the AGREEMENT shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this AGREEMENT shall not in any way be affected or impaired thereby.

      20.2 The parties agree that they have participated equally in the formation of this Agreement and that the language herein should not be presumptively construed against either of them.

21.   ENTIRE AGREEMENT AND AMENDMENTS.

      This agreement contains the entire understanding of the PARTIES with respect to the matter contained herein. The PARTIES can modify, vary or alter any of the provisions of this agreement, by only by an instrument duly executed by authorized officials of both PARTIES.

22.   WAIVER.

      No waiver by either PARTY of any breach of this Agreement shall be deemed a waiver of any subsequent breach thereof nor shall any delay or omission on the part of either PARTY to exercise any right, power, or privilege hereunder be deemed a waiver of such right, power or privilege.

23.   ARTICLE HEADINGS.

      The ARTICLE headings herein are for purposes of convenient reference only and shall not be used to construe or modify the terms of this Agreement.

24.   NO AGENCY RELATIONSHIP.

      For the purpose of this AGREEMENT and all services to be provided hereunder, both PARTIES shall be independent contractors and not agents or employees of the other. Neither PARTY shall have authority to make any statements, representations or commitments of any kind, or to take any action, that will be binding on the other PARTY.

25.   FORCE MAJEURE.

      If the performance of any part of this Agreement by either PARTY, or of any obligation under this Agreement is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the PARTY liable to perform, unless reasonable evidence to the contrary is provided, the PARTY so affected shall, upon giving written notice to the other PARTY, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected PARTY shall use its reasonable efforts to avoid or remove such causes for nonperformance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the PARTIES shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

26.   GOVERNING LAW.

      This Agreement and the relationships between the Parties shall be governed in all respect by the law of the state of Michigan (notwithstanding any provisions governing conflict of laws under such Michigan law to the contrary), except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent has been granted.

27.   DISPUTE RESOLUTION.

      27.1 any controversy or claim arising out of, or relating to, any provisions of this agreement or the breach thereof which cannot otherwise be resolved by good faith negotiations between the PARTIES or by some form of alternate dispute resolution other than arbitration shall be resolved by final and binding arbitration in New York, New York under the rules of the American Arbitration Association, or the Patent Arbitration Rules if applicable, then obtaining.

      27.2 The arbitration shall be subject to the following terms:

            A. The number of arbitrators shall be one (1).

            B. The arbitrator shall be an independent, impartial third party having no direct or indirect personal or financial relationship to any of the parties to the dispute, who has agreed to accept the appointment as arbitrator on the terms set out in this Section 27.

            C. The arbitrator shall be an active or retired attorney, law professor, or judicial officer with at least five (5) years experience in general commercial matters and a familiarity with the laws governing proprietary rights in intellectual property and the TECHNOLOGY in dispute.

            D. The arbitrator shall be selected as follows:

                  (1) Each PARTY shall submit a description of the matter to be arbitrated to the American Arbitration Association at its Regional office in New York, New York. Said Association shall submit to the PARTIES a list for the arbitrators available to arbitrate any dispute between them. Thereafter, each PARTY shall select, in numerical order, those persons on said list acceptable as arbitrators and return the same to the Association. The first arbitrator acceptable to both PARTIES shall be deemed the selected arbitrator with respect to the dispute then at issue under this Agreement. In the event of a failure to select a mutually agreeable arbitrator, the Association shall be requested to submit as many subsequent lists of arbitrators as shall be necessary to effect a mutual selection.

                  (2) If the method of selection set out in paragraph D(1) fails for any reason, then either PARTY may petition an appropriate state or federal court for appointment of the arbitrator in accordance with applicable law, provided that the arbitrator must satisfy the requirements of B and C, above.

            E. The arbitrator shall announce the award in writing accompanied by written findings explaining the facts determined in support of the award, and any relevant conclusions of law.

      27.3 Unless otherwise provided in this Section or extended by agreement of the PARTIES, each PARTY shall submit an initial request for designation of an arbitrator within [*] after any request for arbitration, the dispute shall be submitted to the arbitrator within [*] after the arbitrator is selected, and a decision shall be rendered within [*] after the dispute is submitted.

      27.4 The fees of the arbitrator and any other costs and fees associated with the arbitration shall he paid in accordance with the decision of the arbitrator.

      27.5 The arbitrator shall have no power to add to, subtract from, or modify any of the terms or conditions of this Agreement. Any award rendered in such arbitration may be enforced by either PARTY in the appropriate State or United States District Court in the State of Michigan.

      27.6 Notwithstanding the foregoing, nothing in this Article shall be construed to waive any rights or timely performance of any obligations existing under this agreement.

----------------------------
* Confidential treatment requested

      IN WITNESS WHEREOF, the PARTIES hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

COULTER INCORPORATED                    THE REGENTS OF THE
                                        UNIVERSITY OF MICHIGAN


By:  /s/ BOBBY F. WALLACE               By:  /s/ ROBERT L. ROBB
     -------------------------------         -------------------------------
     (authorized representative)             (authorized representative)

Typed Name: Bobby F. Wallace            Typed Name: Robert L. Robb

Title: Director of Immunology           Title: Director, Technology Management
                                         Office

                                    Exhibit A

                                       [*]


----------------------------
* Confidential treatment requested